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                                                                     Exhibit 4.6


                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (the "Agreement"), dated as of the 18th day of June, 2002, is made by J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent for the holders of the Notes and the Bonds (each as defined below), with an office at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219, J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as indenture trustee for the holders of the Notes, with an office at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219, J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as indenture trustee for the holders of the Bonds, with an office at One Oxford Centre, 301 Grant Street, Suite 1100, Pittsburgh, Pennsylvania 15219, and FLEET CAPITAL CORPORATION, as Agent for the holders of Agent's Debt (as defined below), with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606.

         1. Background.

         (a) Weirton Steel Corporation, a Delaware corporation ("Company"), has granted to the Notes Trustee and the Bonds Issuer (as each is defined below, respectively) liens upon, and security interests in, the Collateral (as defined below) to secure the Notes Debt and the Bonds Debt (as each is defined below, respectively). The rights of the Bonds Issuer in and to the Collateral have been assigned to the Bonds Trustee pursuant to the terms of (i) a certain Assignment Agreement (as defined below) and (ii) the Bonds Indenture (as defined below).

         (b) Pursuant to the terms of the Junior Intercreditor Agreement (as defined below), each of the Notes Trustee and the Bonds Trustee has appointed Collateral Agent as its agent, among other things, to execute this Agreement and act for it in certain respects in respect of the Collateral. Pursuant to the Junior Intercreditor Agreement, each of the Notes Trustee and the Bonds Trustee has also reserved to itself certain rights with respect to the Collateral.

         (c) Company has granted to Agent liens upon, and security interests in, the Collateral to secure Agent's Debt.

         (d) Agent and each Lien Holder (as defined below) desire to agree between themselves on their relative rights, priorities and interests in the Collateral and certain other matters as set forth herein.

         Therefore, in consideration of the foregoing and the mutual covenants set forth below, the parties hereby agree as follows.

         2. Definitions. For purposes of this Agreement:

         (a) "Agent" means Fleet Capital Corporation, in its capacity as Agent for the holders of Agent's Debt, and each successor agent with respect thereto.

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         (b) "Agent's Debt" means all obligations, liabilities and indebtedness from time to time owing by Company to Agent and the lenders under the Agent's Loan Agreement, including without limitation principal and interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to Company, whether or not such interest is allowed as a claim in such proceedings), fees and premiums from time to time owing by Company to Agent and the lenders under the Agent's Loan Agreement (including reasonable attorneys' fees), and all other amounts owing under Agent's Documents; provided, that (i) at all times that any Notes Debt is outstanding, the maximum outstanding principal amount of Agent's Debt that is secured by the Collateral shall not on the date incurred exceed the amount permitted to be incurred and secured by the Collateral pursuant to the Notes Indenture, and (ii) such maximum outstanding principal amount permitted hereunder shall be reduced from time to time as set forth in Section 3(d) hereof.

         (c) "Agent's Documents" means any and all agreements, instruments and documents, together with any amendments, renewals, extensions or supplements thereto or replacements thereof, now or hereafter evidencing or securing the financing arrangements provided for under the Agent's Loan Agreement, including without limitation the Agent's Loan Agreement.

         (d) "Agent's Loan Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of May 3, 2002, as the same may be amended, supplemented or otherwise modified from time to time, among Company, Agent, the other agents party thereto and the lenders from time to time party thereto.

         (e) "Approved Financing Transaction" means a financing secured by the Tandem Mill Collateral (i) that is permitted to be consummated pursuant to Sections 3.9 and 3.13 of the Notes Indenture or, at any time that all Notes Debt has been paid in full, but any Bonds Debt is outstanding, that is permitted to be consummated pursuant to Sections 5.5 and 5.6 of the Bonds Loan Agreement,
(ii) the maximum principal amount of which financing that is secured by the Tandem Mill Collateral does not exceed $90,000,000, (iii) that is consummated in order to provide financing for a Permitted Acquisition, and (iv) to which Agent has consented to the extent such consent is required under the terms of the Agent's Loan Agreement.

         (f) "Approved Sale" means an Asset Disposition relating to all or any portion of the Collateral with respect to which either (i) if such Asset Disposition occurs at a time when any of the Notes Debt is outstanding, (A) Company or one of its Subsidiaries (as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value thereof, as determined in good faith by Company's board of directors and evidenced by a resolution of such board of directors, (B) not less than 75% of the consideration received by Company (or such Subsidiary, as the case may be) is in the form of cash or Cash Equivalents (as defined in the Notes Indenture),
(C) Company (or such Subsidiary, as the case may be) has complied with Article 10 of the Notes Indenture with respect thereto and (D) Agent has consented, to the extent such consent is required under the terms of the Agent's Loan Agreement or (ii) if such Asset Disposition occurs at a time that



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the Notes Debt has been paid in full, but any Bonds Debt is outstanding, (A)
Company or one of its Subsidiaries (as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value thereof, as determined in good faith by Company's board of directors and evidenced by a resolution of such board of directors, (B) not less than 75% of the consideration received by Company (or such Subsidiary, as the case may be) is in the form of cash or Cash Equivalents (as defined in the Bonds Loan Agreement), (C) Company (or such Subsidiary, as the case may be) has complied with Section 9.3 of the Bonds Loan Agreement with respect thereto and (D) Agent has consented, to the extent such consent is required under the terms of the Agent's Loan Agreement.

         (g) "Approved Sale and Leaseback" means a sale and leaseback transaction with respect to all or a portion of the Collateral, with respect to which either (i) if such sale and leaseback transaction occurs at a time when any of the Notes Debt is outstanding, (A) the net proceeds of such sale or transfer are at least equal to the fair market value (as determined by Company's board of directors) of the subject portion of the Collateral, (B) Company would be entitled pursuant to the terms of Section 3.9 and 3.13 of the Notes Indenture to issue, assume or guarantee indebtedness secured by a mortgage on such portion of the Collateral, (C) Company has complied with Article 10 of the Notes Indenture and (D) Agent has consented, to the extent such consent is required under the terms of the Agent's Loan Agreement or (ii) if such sale and leaseback transaction occurs at a time when the Notes Debt has been paid in full, but any Bonds Debt is outstanding, (A) the net proceeds of such sale or transfer are at least equal to the fair market value (as determined by Company's board of directors) of the subject portion of the Collateral, (B) Company would be permitted to consummate such transaction pursuant to Sections 5.5 and 5.6 of the Bonds Loan Agreement and (C) Agent has consented, to the extent such consent is required under the terms of the Agent's Loan Agreement.

         (h) "Asset Disposition" has the meaning provided to such term in the Notes Indenture, whether or not any of the Notes Debt is outstanding or the Notes Indenture remains effective.

         (i) "Assignment Agreement" means the certain Assignment and Transfer of Deeds of Trust and Security Agreement dated as of June 18, 2002 between the Bonds Issuer and the Bonds Trustee.

         (j) "Bonds" means those certain Secured Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2002 in the original aggregate principal amount of $27,348,000 issued by the Bonds Issuer pursuant to the Bonds Indenture.

         (k) "Bonds Debt" means all obligations, liabilities and indebtedness owing by Company to the Bonds Issuer, the Bonds Trustee and/or the holders of the Bonds, in each case, including without limitation principal and interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to Company, whether or not such interest is allowed as a claim in such proceedings), fees and premiums owing by Company to the Bonds Trustee and/or the holders of the Bonds


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(including reasonable attorneys' fees), and all other amounts owing to the Bonds
Trustee, the holders of the Bonds and/or the Bonds Issuer under Collateral Agent's Documents.

         (l) "Bonds Indenture" means that certain Indenture of Trust dated as of June 18, 2002 between the Bonds Issuer and the Bonds Trustee, as in effect on the date hereof and as amended, supplemented or otherwise modified in a manner permitted by the Agent's Loan Agreement.

         (m) "Bonds Issuer" means the City of Weirton, West Virginia.

         (n) "Bonds Loan Agreement" means that certain Agreement dated as of June 18, 2002 between Company and the Bonds Issuer, as assigned to the Bonds Trustee pursuant to the Bonds Indenture, as in effect on the date hereof and as amended, supplemented or otherwise modified in a manner permitted by the Agent's Loan Agreement.

         (o) "Bonds Trustee" means J.P. Morgan Trust Company, National Association, in its capacity as indenture trustee under the Bonds Indenture, and each successor indenture trustee thereunder.

         (p) "Collateral" means, collectively, (i) the Tandem Mill Collateral,
(ii) the Tin Mill Collateral, (iii) the Hot Mill Collateral, (iv) all replacement assets or properties purchased by Company or any Subsidiary with the proceeds of an Approved Sale or an Approved Sale and Leaseback (other than an Approved Sale and Leaseback relating to the Tandem Mill Collateral), with the proceeds of an Approved Sale and Leaseback in the circumstances described in
Section 3(d)(vi)(B) hereof or with the proceeds of insurance or condemnation awards relating to the Collateral, (v) all Permitted Acquisition Assets, (vi) each Pledged Account, (vii) all other assets of Company or any Subsidiary on which Agent and any or all of the Lien Holders is or are at any time granted a lien to secure all or a portion of Agent's Debt and all or a portion of Collateral Agent's Debt, respectively, (viii) all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor, together with all books, records, writings, data bases information and other similar property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, (ix) all proceeds, products, rents, profits and returns of and from all or any part of the foregoing and (x) any and all after-acquired right, title and interest of Company or any Subsidiary in any of the foregoing. Notwithstanding the foregoing, in no event shall the Collateral include any of the Project Assets or any property arising from, or as a result of the disposition of, any of the Project Assets.

         (q) "Collateral Agent" means J.P. Morgan Trust Company, National Association, in its capacity as collateral agent under the Junior Intercreditor Agreement, and each successor collateral agent thereunder.

         (r) "Collateral Agent's Debt" means collectively, the Notes Debt and the Bonds Debt.


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         (s) "Collateral Agent's Documents" means any and all agreements, instruments and documents now or hereafter evidencing or securing the financing arrangements provided for under the Notes Indenture or the Bonds Loan Agreement, including the Bonds, the Bonds Indenture, the Bonds Loan Agreement, the Notes, the Notes Indenture, the Junior Intercreditor Agreement and the Security Documents, all as in effect on the date hereof and as amended, supplemented or otherwise modified in a manner permitted by the Agent's Loan Agreement.

         (t) "Excepted Sale" means a sale, lease, conveyance or other disposition of Collateral that is excepted from the definition of the term "Asset Disposition" contained in the Notes Indenture (whether or not any of the Notes Debt is outstanding or the Notes Indenture remains effective) and to which Agent has consented, to the extent such consent is required under the terms of the Agent's Loan Agreement.

         (u) "Hot Mill Collateral" means the real property constituting Company's Hot Strip Mill located at Company's Weirton, West Virginia steel-making facility, which converts slabs into flat rolled coils and which is legally described on Exhibit A-4 attached to the Agent's Loan Agreement, as in effect on the date hereof, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), including without limitation the equipment listed on Exhibit A-5 attached to the Agent's Loan Agreement, as in effect on the date hereof and all property of the types described in clauses (viii), (ix) and (x) of the definition of the term "Collateral" and related to any of the foregoing.

         (v) "Junior Intercreditor Agreement" means the Collateral Agency and Second Lien Intercreditor Agreement of even date herewith among the Notes Trustee, the Bonds Trustee and Collateral Agent, as in effect on the date hereof, and as amended, supplemented or otherwise modified in a manner permitted by the Agent's Loan Agreement.

         (w) "Lien Holder" means each of Collateral Agent, the Notes Trustee and the Bonds Trustee.

         (x) "Net Cash Proceeds" has the meaning provided to such term in the Notes Indenture, whether or not any of the Notes Debt is outstanding or the Notes Indenture remains effective.

         (y) "Notes" means those certain 10% Senior Secured Notes due 2008 in the original aggregate principal amount of $118,242,300, issued by Company pursuant to the Notes Indenture.

         (z) "Notes Debt" means all obligations, liabilities and indebtedness owing by Company to the Notes Trustee and/or the holders of the Notes, including without limitation principal and interest (including without limitation any interest accruing after the commencement of insolvency proceedings with respect to Company, whether or not such interest is allowed as a claim in such proceedings), fees and premiums owing by Company to the Notes Trustee and/or the holders of the Notes (including reasonable attorneys' fees), and


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all other amounts owing to the Notes Trustee and/or the holders of the Notes under Collateral Agent's Documents.

         (aa) "Notes Indenture" means that certain Indenture dated as of June 18, 2002 between Company and the Notes Trustee, as in effect on the date hereof, and as amended, supplemented or otherwise modified in a manner permitted by the Agent's Loan Agreement.

         (bb) "Notes Trustee" means J.P. Morgan Trust Company, National Association, as indenture trustee under the Notes Indenture, and each successor indenture trustee thereunder.

         (cc) "Permitted Acquisition" has the meaning provided to such term in the Notes Indenture, whether or not any of the Notes Debt is outstanding or the Notes Indenture remains effective.

         (dd) "Permitted Acquisition Assets" means any fixed assets purchased by Company or any Subsidiary in connection with a Permitted Acquisition, but only if and to the extent that such Permitted Acquisition is financed in whole or in part with the proceeds of loans made under the Agent's Loan Agreement.

         (ee) "Pledged Account" means a cash collateral account maintained at a financial institution acceptable to Agent that is pledged (i) on a senior basis, to Agent as security for Agent's Debt, in a manner acceptable to Agent and (ii) on a junior basis, to each of the Bonds Trustee as security for the Bonds Debt and the Notes Trustee as security for the Notes Debt, in a manner acceptable to the Bonds Trustee and the Notes Trustee, respectively.

         (ff) "Project Assets" means all of the pollution control equipment and fixtures located at Company's Weirton, West Virginia steel-making facility, the purchase and/or installation of which were financed or refinanced with the proceeds of the Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 issued by the Bonds Issuer.

         (gg) "Security Documents" means the deeds of trust, security agreements and other agreements, instruments and documents now or hereafter securing all or any portion of Collateral Agent's Debt.

         (hh) "Subsidiary" means any entity of which Company owns, directly or indirectly through one or more intermediaries, more than 50% of the voting interests at the time of determination.

         (ii) "Tandem Mill Collateral" means the real property constituting Company's No. 9 Tandem Mill located at Company's Weirton, West Virginia steel-making facility and which is legally described on Exhibit A-2 attached to the Agent's Loan Agreement, as in effect on the date hereof, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), including without limitation the




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equipment listed on Exhibit A-3 attached to the Agent's Loan Agreement, as in effect on the date hereof and all property of the types described in clauses
(viii), (ix) and (x) of the definition of the term "Collateral" and related to any of the foregoing.

         (jj) "Tandem Mill Financing Proceeds" means the cash proceeds of an Approved Financing Transaction, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with such Approved Financing Transaction.

         (kk) "Tandem Mill Sale Proceeds" means the cash proceeds of an Approved Sale and Leaseback relating to the Tandem Mill Collateral, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with such Approved Sale and Leaseback and any capital gains taxes incurred in connection with such Approved Sale and Leaseback.

         (ll) "Tin Mill Collateral" means the real property constituting Company's Tin Mill located at Company's Weirton, West Virginia steel-making facility and which is legally described on Exhibit A-6 attached to the Agent's Loan Agreement, as in effect on the date hereof, together with all equipment and fixtures now or hereafter located thereon (whether or not later moved), including without limitation the equipment listed on Exhibit A-7 attached to the Agent's Loan Agreement, as in effect on the date hereof and all property of the types described in clauses (viii), (ix) and (x) of the definition of the term "Collateral" and related to any of the foregoing.

         Each term used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term in the Uniform Commercial Code of the State of Illinois.

         3. Priorities; Subordination; Payments; Standby.

         (a) Agent and each Lien Holder each agrees that regardless of the time or order of attachment, or the time, order or manner of perfection, or the time or order of filing or recording of financing statements or mortgages or deeds of trust, Agent's lien on and security interest in the Collateral shall be senior to that of each Lien Holder in the Collateral. Each Lien Holder agrees to subordinate, and does hereby subordinate, any liens and security interests it now or hereafter has in and upon the Collateral under Collateral Agent's Documents or otherwise to the liens and security interests of Agent in and upon the Collateral; such subordination shall be effective with respect to each item of Collateral until either (i) all of the commitments to make loans under the Agent's Loan Agreement have been terminated and all of Agent's Debt has been fully paid and indefeasibly satisfied in cash (or otherwise to the satisfaction of Agent) or (ii) Agent has released all of its liens on such Collateral.

         (b) Regardless of whether a default exists under any of Collateral Agent's Documents, no Lien Holder shall, without the prior written consent of Agent, take any action to enforce any lien on or security interest in, or exercise any other rights with respect to, the


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Collateral (including without limitation any action to commence a foreclosure action with respect to the Collateral) until either (i) all of the commitments to make loans under the Agent's Loan Agreement have been terminated and all of Agent's Debt has been fully paid and indefeasibly satisfied in cash (or otherwise to the satisfaction of Agent) or (ii) Agent has released all of its liens on such Collateral.

                  (c) (i) In the event Company desires to complete an Asset Disposition of Collateral pursuant to an Approved Sale, a sale or other disposition of Collateral pursuant to an Approved Sale and Leaseback, or an Excepted Sale of Collateral, each Lien Holder shall be deemed to have consented to such Approved Sale, Approved Sale and Leaseback or Excepted Sale free and clear of any liens and security interests of such Lien Holder; and each Lien Holder agrees that any purchaser of any such Collateral, Company and Agent may rely on this Agreement as evidence of such Lien Holder's consent to such Approved Sale, Approved Sale and Leaseback or Excepted Sale free and clear of any liens and security interests of such Lien Holder in such Collateral and such Lien Holder's authorization to each of such purchaser, Company and Agent to file deed of trust releases, UCC termination statements and other appropriate releases with respect to the Collateral to be sold; provided, that the Net Cash Proceeds, Tandem Mill Sale Proceeds, or cash proceeds, as applicable, of such Approved Sale, Approved Sale and Leaseback or Excepted Sale shall be distributed as set forth in Section 3(d) below. Each Lien Holder agrees to execute such deed of trust releases, UCC termination statements and other appropriate releases with respect to the Collateral subject to an Approved Sale, Approved Sale and Leaseback or Excepted Sale as such purchaser, Company or Agent requests; provided, that the failure of any Lien Holder to execute any such deed of trust release, UCC termination statement or other appropriate release shall not affect the right of such purchaser, Company and Agent to rely on this Agreement.

                  (ii) In the event Company desires to complete an Approved Financing Transaction, each Lien Holder shall be deemed to have consented to such Approved Financing Transaction and to have subordinated its lien on the applicable Tandem Mill Collateral to up to $90,000,000 of indebtedness incurred in connection with such Approved Financing Transaction secured by such Tandem Mill Collateral, provided that Agent shall have contemporaneously received at least $25,000,000 of the proceeds of such Approved Financing Transaction and such amount shall have been applied as set forth in Section 3(d)(vii) hereof. In connection therewith, each Lien Holder agrees that any lender to Company in an Approved Financing Transaction may rely on this Agreement as evidence of such Lien Holder's consent to such financing and agreement to subordinate its liens on such Tandem Mill Collateral as set forth hereinabove.

                  (iii) In the event Company desires to complete a sale or other disposition of any of the Tandem Mill Collateral pursuant to an Approved Sale and Leaseback or an Approved Financing Transaction, Agent agrees that, so long as Agent has received at least $25,000,000 of the proceeds of such transaction for application to Agent's Debt,



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


         any purchaser, lender or other party to such transaction may rely on this Agreement as evidence of Agent's consent to such Approved Sale and Leaseback or Approved Financing Transaction free and clear of any liens and security interests of Agent on such Tandem Mill Collateral and Agent's authorization to such person to file deed of trust releases, UCC termination statements and other appropriate releases with respect to such Tandem Mill Collateral. Agent agrees to execute such deed of trust releases, UCC termination statements and other appropriate releases with respect to such Tandem Mill Collateral as Company or such other person requests; provided, that the failure of Agent to execute any such deed of trust releases, UCC termination statements or other appropriate releases shall not affect the right of Company and such person to rely on this Agreement.

                  (iv) In the event Agent desires to release any amounts contained in a Pledged Account hereunder in connection with the purchase of replacement assets as set forth in Section 3(d)(iii), (iv) or (vi) below or the repair, rebuilding or replacement of damaged or destroyed Collateral pursuant to Section 3(d)(ix) below, each Lien Holder will be deemed to have consented to such release and released its liens and security interests in and to such amounts; and each Lien Holder agrees that Company and Agent may rely on this Agreement as evidence of such Lien Holder's consent to such release free and clear of any liens and security interests of such Lien Holder in such amounts and such Lien Holder's authorization to each of Company and Agent to file any appropriate releases with respect to such amounts. Each Lien Holder agrees to execute such releases with respect to such amounts as Company or Agent requests; provided, that the failure of any Lien Holder to execute any such release shall not affect the right of Company and Agent to rely on this Agreement.

         (d) The proceeds of each Approved Sale, Approved Sale and Leaseback, Approved Financing Transaction, Excepted Sale or other sale, lease, conveyance or other disposition of any Collateral shall be applied as set forth in this clause (d), as follows:

                  (i) all cash proceeds of the sale, lease, conveyance or other disposition of Collateral pursuant to a foreclosure sale or other exercise of remedies with respect to the Collateral, or of the sale, lease, conveyance or other disposition of Collateral during the continuance of any proceeding instituted by or against Company or any applicable Subsidiary under the United States Bankruptcy Code or any similar state insolvency proceeding (including an assignment for the benefit of creditors) shall be applied first, to Agent's Debt (and shall permanently reduce the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder only to the extent required pursuant to the Agent's Loan Agreement), so long as Agent has not previously released all of its liens on such Collateral; and after the termination of Agent's Documents and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt;

                  (ii) all cash proceeds of the sale, lease, conveyance or other disposition of Collateral pursuant to an Excepted Sale or any other transaction that does not


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         constitute an Approved Sale or an Approved Sale and Leaseback, shall be applied first, to Agent's Debt (and shall permanently reduce the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder only to the extent required pursuant to the Agent's Loan Agreement), so long as Agent has not previously released all of its liens on such Collateral; and after the termination of all loan commitments under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt;

                  (iii) all Net Cash Proceeds of an Approved Sale shall be applied first, to Agent's Debt, and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such Net Cash Proceeds so applied to Agent's Debt; and after the termination of all loan commitments under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt; provided, that if such permanent application to Agent's Debt is not required pursuant to the Agent's Loan Agreement, Company shall apply such Net Cash Proceeds to purchase replacement assets or to redeem a portion of Collateral Agent's Debt or Company's Series C Preferred Stock, all to the extent required or otherwise permitted by Collateral Agent's Documents; provided, further, that if such Net Cash Proceeds are to be used by Company to purchase replacement assets, such Net Cash Proceeds shall be placed in and shall remain in a Pledged Account and shall be released to Company as required in order to permit the purchase of such replacement assets (provided further, that if, pursuant to Agent's Documents, such pledged amounts are at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied);

                  (iv) all Net Cash Proceeds of an Approved Sale and Leaseback that is not related to the Tandem Mill Collateral shall be applied first, to repay Agent's Debt, and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such Net Cash Proceeds so applied to Agent's Debt; and, after the termination of all loan commitments under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt; provided, that if such permanent application to Agent's Debt is not required pursuant to the Agent's Loan Agreement, Company shall apply such Net Cash Proceeds to purchase replacement assets or to redeem a portion of Collateral Agent's Debt or Company's Series C Preferred Stock, all to the extent required or otherwise permitted by Collateral Agent's Documents; provided, further, that if such Net Cash Proceeds are to be used by Company to purchase replacement assets, such Net Cash Proceeds shall be placed in and shall remain in a Pledged Account and shall be released to Company as required in order to permit the purchase of such replacement assets (provided, that if, pursuant to Agent's Documents, such pledged amounts are at


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

         any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied);

                  (v) all Tandem Mill Sale Proceeds of an Approved Sale and Leaseback relating to the Tandem Mill Collateral that is consummated concurrently with a Permitted Acquisition shall be applied as follows:
         (A) $25,000,000 of such Tandem Mill Sale Proceeds shall be applied to Agent's Debt, and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced only to the extent required pursuant to the Agent's Loan Agreement; and (B) the balance of such Tandem Mill Sale Proceeds shall be used to finance all or a portion of such Permitted Acquisition; provided, that if such Permitted Acquisition is to be completed at any time following the consummation of the applicable Approved Sale and Leaseback, the applicable Tandem Mill Sale Proceeds shall be placed in and shall remain in a Pledged Account and shall be released to Company as required in order to permit the consummation of such Permitted Acquisition (provided further, that if, pursuant to Agent's Documents, such pledged amounts are at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied);

                  (vi) all Tandem Mill Sale Proceeds of an Approved Sale and Leaseback relating to the Tandem Mill Collateral that is not consummated concurrently with a Permitted Acquisition shall be applied as follows: (A) 50% of such Tandem Mill Sale Proceeds shall be applied to Agent's Debt, and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced only to the extent required pursuant to the Agent's Loan Agreement; and (B) 50% (or such lesser percentage as may be required pursuant to Collateral Agent's Documents) of such Tandem Mill Sale Proceeds shall be used, at Company's election, to redeem a portion of Company's Series C Preferred Stock, to redeem a portion of Collateral Agent's Debt or for such other purpose as is required or otherwise permitted by Collateral Agent's Documents; provided, that if an Approved Sale and Leaseback relating to the Tandem Mill Collateral is consummated at a time that all of the Notes Debt has been paid in full, but any Bonds Debt is outstanding, and Company elects to use all or a portion of the Tandem Mill Sale Proceeds thereof described in this subclause (B) to purchase replacement assets, such portion of the Tandem Mill Sale Proceeds shall be placed in and shall remain in a Pledged Account and shall be released to Company as required in order to permit the purchase of such replacement assets (provided, that if, pursuant to Agent's Documents, such pledged amounts are at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied);

                  (vii) all Tandem Mill Financing Proceeds of an Approved Financing Transaction that is consummated concurrently with a Permitted Acquisition shall be applied as follows: (A) $25,000,000 of such Tandem Mill Financing Proceeds shall be applied to Agent's Debt, and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced only to the extent required pursuant to the Agent's Loan Agreement or, if any Notes Debt is outstanding, clause (iv) of the definition of the term "Permitted Indebtedness" contained in the Notes Indenture or clause (a) of the definition of the term "Permitted Liens" contained in the Notes Indenture; and (B) the balance of such Tandem Mill Financing Proceeds shall be used to finance all or a portion of such Permitted Acquisition; provided, that if such Permitted Acquisition is to be completed at any time following the consummation of the Approved Financing Transaction, the applicable Tandem Mill Financing Proceeds shall be placed in and shall remain in a Pledged Account and shall be released to Company as required in order to permit the consummation of such Permitted Acquisition (provided further, that if, pursuant to Agent's Documents, such pledged amounts are at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied);

                  (viii) all cash proceeds of any of the transactions described in clauses (iii) - (vii) above in excess of the amounts described in such clauses shall be applied first, to Agent's Debt (and shall permanently reduce the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder only to the extent required in the Agent's Loan Agreement); and, after the termination of all commitments to make loans under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt;

                  (ix) all cash proceeds of Collateral consisting of insurance arising from damage to or destruction of, the Collateral and all cash proceeds of condemnation awards with respect to the Collateral, shall be promptly delivered to Agent and placed in a Pledged Account pending resolution of its application (provided, that if such pledged amounts are, pursuant to Agent's Documents, at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied); and (A) if Company determines that it desires to repair, rebuild or replace the applicable Collateral with such proceeds, such proceeds shall remain in such Pledged Account and shall be released to Company as required in order to permit the repair, rebuilding or replacement of the applicable Collateral (provided further, that if, pursuant to Agent's Documents, such pledged amounts are at any time thereafter required to be applied against Agent's Debt, the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such pledged amounts so applied), or (B) if Company determines not to repair, rebuild or replace the applicable Collateral, such amount shall be applied first, to Agent's Debt (and the commitments under the Agent's Loan Agreement and the maximum amount of Agent's Debt hereunder shall each be permanently reduced by the amount of such proceeds so applied to Agent's Debt); and, after the termination of all commitments to make loans under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt; and

                  (x) all cash proceeds of Collateral not described in clauses
         (i) - (ix) above shall be applied first, to Agent's Debt (and shall permanently reduce the commitments under the Agent's Loan Agreement only the extent required in the Agent's Loan Agreement); and after the termination of all commitments to make loans under the Agent's Loan Agreement and the indefeasible payment in cash (or otherwise to the satisfaction of Agent) of Agent's Debt, to Collateral Agent's Debt.

         (e) If any Lien Holder receives any proceeds of Collateral which are to be applied to Agent's Debt as provided above or to which Agent is otherwise entitled hereunder, such Lien Holder shall hold such proceeds in trust and deliver such proceeds in the same form received to Agent. If Agent receives any proceeds of Collateral which are to be applied to Collateral Agent's Debt as provided above or to which any Lien Holder is otherwise entitled hereunder, Agent shall hold such proceeds in trust and deliver such proceeds in the same form received to Collateral Agent.

         (f) Neither any Lien Holder nor Agent shall contest the validity, perfection, priority (as established pursuant to the terms of this Agreement) or enforceability of any lien or security interest on or in the Collateral granted by Company to any other party hereto.

         (g) Each Lien Holder represents and warrants to Agent that, pursuant to the Junior Intercreditor Agreement, Collateral Agent has been granted the power and the right to (i) enter into this Agreement on behalf of each of the Bonds Trustee and the Notes Trustee, (ii) bind itself, the Bonds Trustee and the Notes Trustee as provided herein, and in particular, to subordinate the Bonds Trustee's and the Notes Trustee's liens on and security interests in the Collateral as provided herein and to otherwise limit the Bonds Trustee's and the Notes Trustee's rights with respect to the Collateral as provided herein and
(iii) perform the obligations of Collateral Agent hereunder (including the execution and delivery of appropriate releases and terminations with respect to the Collateral); provided, however, that no representation or warranty is made or shall be implied as to whether or not a subordination or release executed solely by Collateral Agent is insurable by a title insurance company or is otherwise legally sufficient. Each of the Notes Trustee and the Bonds Trustee hereby represents and warrants to Agent that it has the power and the right to
(i) enter into this Agreement on behalf of itself and the holders of the Notes and the Bonds, respectively, (ii) bind itself and the holders of the Notes and the Bonds, respectively, as provided herein, and in particular to subordinate the Bonds Trustee's and the Notes Trustee's liens on and security interests in the Collateral as provided herein and to otherwise limit the Bonds

Trustee's and the Notes Trustee's rights with respect to the Collateral as provided herein and (iii) perform the obligations of such Lien Holder hereunder.

         (h) Nothing in this Agreement shall affect the right of any Lien Holder, or any holder of the Bonds or the Notes, to receive any payment in respect thereof pursuant to the terms of Collateral Agent's Documents, except any such payment made with the proceeds of Collateral (which payments shall be subject to the provisions of this Section 3).

         (i) Nothing in this Agreement shall provide to (i) any Lien Holder any right to enforce against Company any of the provisions of Agent's Documents or any of the provisions of this Agreement that are intended to solely benefit Agent and/or Company only, (ii) Agent any right to enforce against Company any of the provisions of Collateral Agent's Documents or any of the provisions of this Agreement that are intended to solely benefit a Lien Holder or a holder of a Note or a Bond and/or Company only, except in each case, for actions to enforce the proper application of the proceeds of Collateral in accordance with the terms of this Agreement.

         (j) Each Lien Holder acknowledges and agrees that no obligations and liabilities of Company to Collateral Agent, solely in its capacity as "Collateral Agent" under the Junior Intercreditor Agreement, under the Junior Intercreditor Agreement are or shall be secured by any of the liens or security interests created under the Security Documents and that such obligations and liabilities, if any, shall at all times remain unsecured obligations of Company to Collateral Agent.

         (k) Notwithstanding anything to the contrary contained herein, none of Agent or any Lien Holder shall be deemed to have released or be required to release any Collateral which it may otherwise be deemed to have released or be required to release hereunder in connection with an Approved Sale, an Approved Sale and Leaseback or an Excepted Sale as provided hereunder, unless (i) the Net Cash Proceeds or cash proceeds, as applicable, of such Approved Sale, Approved Sale and Leaseback or Excepted Sale shall have been applied as provided in this Agreement, (ii) if the Net Cash Proceeds or cash proceeds, as applicable, of such Approved Sale, Approved Sale and Leaseback or Excepted Sale are to be deposited into a Pledged Account pursuant to the terms hereof, Agent and each Lien Holder shall have received a perfected security interest in and to all funds contained in any such Pledged Account, and (iii) if the Net Cash Proceeds or cash proceeds, as applicable, of such Approved Sale, Approved Sale and Leaseback or Excepted Sale are to be used to purchase replacement properties or assets, each of Agent and/or each Lien Holder, as applicable, has received a perfected lien and security interest in and to such replacement properties or assets pursuant to deeds of trust, mortgages, security agreements and/or other security documents reasonably satisfactory to Agent and/or each Lien Holder, as applicable.

         4. Assignment. Each of each Lien Holder and Agent represents that it has not assigned or transferred, and agrees that it will not assign or transfer at any time this Agreement remains in effect, any right, claim or interest of any kind in or to the Collateral, unless such right, claim and interest remains subject to this Agreement. Each Lien Holder agrees to promptly notify Agent in writing of the appointment of a successor Collateral Agent, Bonds Trustee or Notes Trustee and Agent agrees to promptly notify each Lien Holder in writing of the appointment of a successor Agent.

         5. Waivers; Bankruptcy Financing. Each Lien Holder expressly waives all notice of the acceptance by Agent of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement whatsoever and each Lien Holder expressly waives reliance by Agent upon the subordination and other agreements as herein provided. Each of Agent and each Lien Holder shall be entitled to manage and supervise its financing arrangement with Company in accordance with applicable law and its usual practices without affecting the validity or enforceability of this Agreement. This Agreement shall be fully enforceable after the commencement, and during the continuance, of any proceeding instituted by or against Company or any Subsidiary under the United States Bankruptcy Code, in any similar state insolvency proceeding (including an assignment for the benefit of creditors). The validity and enforceability of this Agreement shall not be affected by (a) any and all actions which Agent takes or omits to take (including without limitation actions with respect to the creation, perfection or continuation of liens on or security interests in any Collateral, actions with respect to the occurrence of an Event of Default under Agent's Documents, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon any of the Collateral), (b) Agent's election, in any proceeding instituted under the United States Bankruptcy Code of the application of Section 1111(b)(2) of the United States Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under Section 363 or 364 of the United States Bankruptcy Code by Company, as debtor in possession with respect to the Collateral. In that regard, each Lien Holder agrees that (A) if Company desires to use cash collateral under Section 363 of the United States Bankruptcy Code and Agent consents to such use, such Lien Holder will also consent to such use without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for such Lien Holder's junior lien on such Collateral), and (B) if Company desires to obtain credit from Agent or any lender under the Agent's Loan Agreement under Section 364 of the United States Bankruptcy Code to be secured by the Collateral (or any other collateral securing Agent's Debt), such Lien Holder will consent to such credit without asserting any objection of any kind (including an objection on the grounds of failure to provide adequate protection for such Lien Holder's junior lien on such Collateral), in each case so long as (i) each Lien Holder retains a lien on the post-petition Collateral with the same priority as existed prior to the commencement of the applicable proceeding under the United States Bankruptcy Code to the extent such Lien Holder may be entitled to such a lien and such Lien Holder (on behalf of the applicable holders of the Notes and the Bonds) is permitted to receive such payments of interest during such proceeding as adequate protection as it may have been entitled to hereunder and under the United States Bankruptcy Code, if any, and (ii) the principal amount of the maximum commitments to provide such post-petition financing, when aggregated with the principal amount of Agent's Debt immediately prior to the commencement of such proceeding, does not exceed the maximum amount of such indebtedness permitted by Collateral Agent's Documents. Subject to the foregoing, each

Lien Holder, each holder of Collateral Agent's Debt, Agent and each holder of Agent's Debt shall have the right, during the continuance of any proceeding instituted under the United States Bankruptcy Code, to file its own proof of claim and vote such claim in the manner determined by it.

         6. Marshaling. Until such time as the commitments to make loans under the Agent's Loan Agreement have been terminated and Agent's Debt has been fully paid and indefeasibly satisfied in cash (or otherwise to the satisfaction of Agent), or Agent shall have released all of its liens on the Collateral, each Lien Holder hereby waives any rights such Lien Holder has or may have in the future to require Agent to marshal the Collateral (or any other collateral securing Agent's Debt), and agrees that Agent may proceed against the Collateral (and all other collateral securing Agent's Debt) in any order that it deems appropriate in the exercise of its absolute discretion.

         7. Representations Concerning Company: Liability of Parties. None of the parties hereto, nor any of such party's directors, officers, agents or employees, shall be responsible to any other party hereto or to any other person for (i) Company's solvency, financial condition or ability to repay its indebtedness to any party hereto, (ii) any oral or written statements of Company, or (iii) the validity, sufficiency or enforceability of such indebtedness, Collateral Agent's Documents, Agent's Documents or the security interests and liens granted by Company to any party hereto. Each party hereto has entered into its financing arrangement with Company based upon such party's own independent investigation, and makes no warranty or representation to any other party hereto, nor does such party rely on any warranty or representation of any other party hereto, with respect to the matters referred to in this paragraph.

         8. Authority. Each of each Lien Holder and Agent hereby represents to the others that it has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Agent further represents and warrants to each Lien Holder that, pursuant to the Agent's Loan Agreement, Agent has been granted the power and the right to (i) enter into this Agreement on behalf of each lender under the Agent's Loan Agreement, (ii) bind itself and each lender under the Agent's Loan Agreement as provided herein and
(iii) take all actions required to be taken by Agent hereunder.

         9. Termination. This Agreement shall terminate in all respects upon indefeasible repayment in cash (or otherwise to the satisfaction of Agent), of Agent's Debt and termination of all commitments to make loans under the Agent's Loan Agreement or Agent's release of its liens on all of the Collateral, at which time each Lien Holder shall be free to exercise all of its rights and remedies with respect to the Collateral.

         10. Miscellaneous.

         (a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER

OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. EACH OF EACH LIEN HOLDER AND AGENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF EACH LIEN HOLDER AND AGENT REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         (b) This Agreement contains the entire agreement among the parties hereto with respect to this subject, and may only be modified by a writing signed by each of the parties hereto.

         (c) Either party's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be cumulative and not exclusive.

         (d) The knowledge by either party of any breach or other non-observance by the other party of the terms of this Agreement shall not constitute a waiver thereof or of any obligations to be performed by such party hereunder.

         (e) Paragraph headings used herein are for convenience only, and shall not affect the meaning of any provision of this Agreement.

         (f) All notices or consents required under the terms and provisions of this Agreement shall be in writing and sent to the following addresses:

         If to Collateral Agent,        J.P. Morgan Trust Company,
         the Notes Trustee or the         National Association
         Bonds Trustee:                 One Oxford Centre
                                        301 Grant Street, Suite 1100
                                        Pittsburgh, Pennsylvania  15219
                                        Attention: Institutional Trust Services
                                        Facsimile No.: (412) 291-2070 or
                                                       (412) 291-2071
         in each case, with a copy to:  Weirton Steel Corporation
                                        400 Three Springs Drive
                                        Weirton, West Virginia  26062
                                        Attention:  Mark E. Kaplan, Senior Vice
                                                    President - Finance and
                                                    Administration
                                        Facsimile No.: (304) 797-2991

         If to Agent:                   Fleet Capital Corporation
                                        One South Wacker Drive
                                        Suite 1400
                                        Chicago, Illinois  60606
                                        Attention:  Loan Administration Manager
                                        Facsimile No.: (312) 827-6537

         With a copy to:                Weirton Steel Corporation
                                        400 Three Springs Drive
                                        Weirton, West Virginia  26062
                                        Attention:  Mark E. Kaplan, Senior Vice
                                                    President - Finance and
                                                    Administration
                                        Facsimile No.: (304) 797-2991

Notices shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) if sent by facsimile. Notice mailed as provided in clause (iii) above shall be effective on the earlier of the date of actual receipt or three (3) business days after its deposit. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

         (g) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The term "Company" shall include, without limitation, any successor or assign of Company, including without limitation a receiver, trustee or debtor in possession. This Agreement shall be a continuing agreement and shall remain in full force and effect notwithstanding the insolvency, liquidation or dissolution of Company.

         (h) Each Lien Holder hereby agrees that any party that refinances Agent's Debt in compliance with the terms of Collateral Agent's Documents, may rely on and enforce this Agreement as if it were Agent. Each Lien Holder further hereby agrees that it will, at the request of Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, to subordinate any security interests and liens it now or hereafter has in or upon the Collateral, to the same extent as provided herein, to the party refinancing all or a portion of Agent's Debt; provided, that the failure of any Lien Holder to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement. This Section 10(h) will survive the termination of this Agreement so long as any of either the Notes Debt or the Bonds Debt remains outstanding.

         (i) This Agreement shall be for the benefit of, and shall be enforceable solely by, the parties hereto, and except as set forth in Section 3(c) above, no other person or entity shall be a third party beneficiary hereof or have the right to enforce any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                  J.P. MORGAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION, as Collateral Agent


                                  By:  /s/ David M. Babich
                                       ------------------------------------
                                  Its:  Vice President

                                  J.P. MORGAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION, as the Notes Trustee


                                  By:  /s/ David M. Babich
                                       ------------------------------------
                                  Its:  Vice President

                                  J.P. MORGAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION, as the Bonds Trustee


                                  By:  /s/ David M. Babich
                                       ------------------------------------
                                  Its:  Vice President

                                  FLEET CAPITAL CORPORATION, as Agent


                                  By:  /s/ Tom Karlov
                                       ------------------------------------
                                  Its:  Senior Vice President


                                     CONSENT

                  The undersigned hereby consents to the terms of the foregoing Intercreditor Agreement and agrees to be bound by the terms thereof.


WEIRTON STEEL CORPORATION


By:  /s/ Mark E. Kaplan
    -----------------------------
Its:  Vice President